Exhibit 99

LETTER OF TRANSMITTAL

FEDEX CORPORATION

OFFERS TO EXCHANGE

Up to $340,494,000 aggregate principal amount of 3.400% Notes due 2028, $237,285,000 aggregate principal amount of 4.200% Notes due 2028, $628,053,000 aggregate principal amount of 3.100% Notes due 2029, $406,103,000 aggregate principal amount of 4.250% Notes due 2030, $642,185,000 aggregate principal amount of 2.400% Notes due 2031, $351,518,000 aggregate principal amount of 4.900% Notes due 2034, $391,912,000 aggregate principal amount of 3.900% Notes due 2035, $619,635,000 aggregate principal amount of 3.250% Notes due 2041, $444,611,000 aggregate principal amount of 3.875% Notes due 2042, $391,769,000 aggregate principal amount of 4.100% Notes due 2043, $541,689,000 aggregate principal amount of 5.100% Notes due 2044, $503,830,000 aggregate principal amount of 4.100% Notes due 2045, $913,438,000 aggregate principal amount of 4.750% Notes due 2045, $1,007,069,000 aggregate principal amount of 4.550% Notes due 2046, $604,653,000 aggregate principal amount of 4.400% Notes due 2047, $743,435,000 aggregate principal amount of 4.050% Notes due 2048, $696,469,000 aggregate principal amount of 4.950% Notes due 2048, $1,047,658,000 aggregate principal amount of 5.250% Notes due 2050, $213,040,000 aggregate principal amount of 4.500% Notes due 2065, €391,747,000 aggregate principal amount of 0.450% Notes due 2029), €145,122,000 aggregate principal amount of 1.300% Notes due 2031 and €402,828,000 aggregate principal amount of 0.950% Notes due 2033 for a like aggregate principal amount of

3.400% Notes due 2028, 4.200% Notes due 2028, 3.100% Notes due 2029, 4.250% Notes due 2030, 2.400% Notes due 2031, 4.900% Notes due 2034, 3.900% Notes due 2035, 3.250% Notes due 2041, 3.875% Notes due 2042, 4.100% Notes due 2043, 5.100% Notes due 2044, 4.100% Notes due 2045, 4.750% Notes due 2045, 4.550% Notes due 2046, 4.400% Notes due 2047, 4.050% Notes due 2048, 4.950% Notes due 2048, 5.250% Notes due 2050, 4.500% Notes due 2065, 0.450% Notes due 2029), 1.300% Notes due 2031 and 0.950% Notes due 2033, respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”).

PURSUANT TO THE PROSPECTUS
DATED            , 2025

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2025, SUBJECT TO THE COMPANY’S RIGHT TO EXTEND THE EXPIRATION DATE FOR ANY EXCHANGE OFFER (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

The Exchange Agents for the Exchange Offers are:

U.S. Bank National Association (the “USD Exchange Agent”)

By Registered or Certified Mail, Overnight Delivery:

111 Fillmore Avenue
St. Paul, MN 55107-1402
Attn: Corporate Actions

For Information Call:
Tel. No.: (800) 934-6802

For Facsimile or Email Transmission:

Facsimile No.: (800) 934-6802

Email: cts.specfinance@usbank.com

U.S. Bank Europe DAC, U.K. Branch (the “Euro Exchange Agent”)

By Registered or Certified Mail, Overnight Delivery:

125 Old Broad Street, 5th Floor
London EC2N 1AR
United Kingdom
Attn: Relationship Management Group

For Information Call:
Tel. No.: +44 (0) 207 330 2000

For Email Transmission:

Email: CDRM@usbank.com

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING ORIGINAL NOTES (AS DEFINED BELOW) FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF EXCHANGE NOTES (AS DEFINED BELOW) THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT PURSUANT TO THE EXCHANGE OFFERS, YOU MUST VALIDLY TENDER (AND NOT VALIDLY WITHDRAW) ORIGINAL NOTES TO THE APPLICABLE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE BY CAUSING AN (I) AGENT’S MESSAGE TO BE RECEIVED BY THE USD EXCHANGE AGENT OR (II) ELECTRONIC CONSENT INSTRUCTION (AS DEFINED BELOW) TO BE RECEIVED BY THE EURO EXCHANGE AGENT PRIOR TO SUCH TIME.

You acknowledge that you have received the prospectus, dated            , 2025 (as amended or supplemented, the “Prospectus”), of FedEx Corporation, a Delaware corporation (the “Company”), and each of the subsidiary guarantors set forth in the Prospectus (the “Guarantors”) and this Letter of Transmittal (the “Letter”), which together constitute the Company’s offers (the “Exchange Offers”) to exchange up to (i) the aggregate principal amount outstanding of each series of Original USD Notes (as defined below) for a like aggregate principal amount of Exchange USD Notes (as defined below) and (ii) the aggregate principal amount outstanding of each series of Original Euro Notes (as defined below) for a like aggregate principal amount of Exchange Euro Notes (as defined below), each in a transaction registered under the Securities Act.

Series of Original USD Notes (collectively, the “Original USD Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange USD Notes”)
3.400% Notes due 2028	$340,494,000	3.400% Notes due 2028
4.200% Notes due 2028	$237,285,000	4.200% Notes due 2028
3.100% Notes due 2029	$628,053,000	3.100% Notes due 2029
4.250% Notes due 2030	$406,103,000	4.250% Notes due 2030
2.400% Notes due 2031	$642,185,000	2.400% Notes due 2031
4.900% Notes due 2034	$351,518,000	4.900% Notes due 2034
3.900% Notes due 2035	$391,912,000	3.900% Notes due 2035
3.250% Notes due 2041	$619,635,000	3.250% Notes due 2041
3.875% Notes due 2042	$444,611,000	3.875% Notes due 2042
4.100% Notes due 2043	$391,769,000	4.100% Notes due 2043
5.100% Notes due 2044	$541,689,000	5.100% Notes due 2044
4.100% Notes due 2045	$503,830,000	4.100% Notes due 2045
4.750% Notes due 2045	$913,438,000	4.750% Notes due 2045
4.550% Notes due 2046	$1,007,069,000	4.550% Notes due 2046
4.400% Notes due 2047	$604,653,000	4.400% Notes due 2047
4.050% Notes due 2048	$743,435,000	4.050% Notes due 2048
4.950% Notes due 2048	$696,469,000	4.950% Notes due 2048
5.250% Notes due 2050	$1,047,658,000	5.250% Notes due 2050
4.500% Notes due 2065	$213,040,000	4.500% Notes due 2065

Series of Original Euro Notes (collectively, the “Original Euro Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange Euro Notes”)
0.450% Notes due 2029	€391,747,000	0.450% Notes due 2029
1.300% Notes due 2031	€145,122,000	1.300% Notes due 2031
0.950% Notes due 2033	€402,828,000	0.950% Notes due 2033

The Original USD Notes and the Original Euro Notes are collectively referred to herein as the “Original Notes.” The Exchange USD Notes and the Exchange Euro Notes are collectively referred to herein as the “Exchange Notes.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Prospectus. Annex I hereto lists the CUSIP numbers and ISINs with respect to each series of Original Notes.

For each Original Note accepted for exchange, the holder of such Original Note will receive an Exchange Note of the same series having a principal amount equal to the principal amount of the surrendered Original Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offers will receive interest accruing from the most recent date to which interest on the corresponding Original Notes has been paid or, if no interest has been paid, from the issue date of the corresponding Original Notes. Holders of Exchange Notes will not receive any payment in respect of accrued interest on Original Notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the applicable Exchange Offer.

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the offering of the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes.

The Company reserves the right to extend any Exchange Offer at its discretion, in which event the term “Expiration Date” for such Exchange Offer shall mean the latest time and date to which such Exchange Offer is extended. The Company will give oral or written notice of any extension to the applicable Exchange Agent and, as promptly as practicable, to holders of Original Notes.

This Letter is to be used by holders of the Original Notes. Tenders of Original USD Notes are to be made by book-entry transfer in accordance with the procedures set forth in the Prospectus under the caption “The Exchange Offers—Procedures for Tendering—Procedures for Tendering Original USD Notes” and by delivering an Agent’s Message. The term “Agent’s Message” means a message, transmitted by DTC to and received by the USD Exchange Agent and forming a part of a Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the tendering participant in its Automated Tender Offer Program stating that such participant has received and agrees to be bound by this Letter and that the Company may enforce this Letter against such participant. The term “Book-Entry Confirmation” means a timely confirmation of a book-entry tender of Original USD Notes into the USD Exchange Agent’s account at DTC. By using the Automated Tender Offer Program procedures to tender Outstanding USD Notes, you will not be required to deliver this Letter to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The Original Euro Notes are held in book-entry form through Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”). A holder of Original Euro Notes with Euroclear or Clearstream wishing to participate in the Exchange Offers should submit, or arrange to have submitted on its behalf, an electronic exchange instruction (“Electronic Consent Instruction”) through the relevant clearing system in accordance with the procedures of, and within the time limits specified by, the relevant clearing system for receipt by the Euro Exchange Agent and as described in the Prospectus under the heading “The Exchange Offers—Procedures for Tendering—Procedures for Tendering Original Euro Notes.” When delivery is made through an Electronic Consent Instruction, Euroclear or Clearstream will send an “agent’s message” to the Euro Exchange Agent. By using the Electronic Consent Instruction procedures to exchange the Original Euro Notes, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

By tendering Original Notes, you hereby represent and acknowledge to the Company that (i) you have full power and authority to tender, exchange, sell, assign and transfer the Original Notes you are tendering and that the Company will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Original Notes are accepted by the Company, (ii) the Exchange Notes acquired in connection with the Exchange Offers are being obtained in your ordinary course of business, (iii) you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the Exchange Offers and (iv) you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company.

If you are a broker-dealer, you represent and acknowledge to the Company and the Guarantors that you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes, and that if you will receive Exchange Notes for your own account in exchange for Original Notes that were acquired by you as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Original Notes).

You also acknowledge that the Exchange Offers are being made by the Company based upon the Company’s understanding of interpretations by the staff of the SEC as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by holders thereof, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (i) such holder is not an “affiliate”, as defined in Rule 405 under the Securities Act, of the Company; (ii) such Exchange Notes received by you are acquired in the ordinary course of your business; and (iii) such holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes.

However, the Company has not sought its own no-action letter and therefore the staff of the Securities and Exchange Commission (the “SEC”) has not considered the Exchange Offers in the context of a no-action letter. There can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in other circumstances. If a holder of Original Notes is an affiliate of the Company, acquires the Exchange Notes other than in the ordinary course of such holder’s business or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, such holder could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Any of your obligations hereunder shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the

OFFER TO EXCHANGE

Up to $340,494,000 aggregate principal amount of 3.400% Notes due 2028, $237,285,000 aggregate principal amount of 4.200% Notes due 2028, $628,053,000 aggregate principal amount of 3.100% Notes due 2029, $406,103,000 aggregate principal amount of 4.250% Notes due 2030, $642,185,000 aggregate principal amount of 2.400% Notes due 2031, $351,518,000 aggregate principal amount of 4.900% Notes due 2034, $391,912,000 aggregate principal amount of 3.900% Notes due 2035, $619,635,000 aggregate principal amount of 3.250% Notes due 2041, $444,611,000 aggregate principal amount of 3.875% Notes due 2042, $391,769,000 aggregate principal amount of 4.100% Notes due 2043, $541,689,000 aggregate principal amount of 5.100% Notes due 2044, $503,830,000 aggregate principal amount of 4.100% Notes due 2045, $913,438,000 aggregate principal amount of 4.750% Notes due 2045, $1,007,069,000 aggregate principal amount of 4.550% Notes due 2046, $604,653,000 aggregate principal amount of 4.400% Notes due 2047, $743,435,000 aggregate principal amount of 4.050% Notes due 2048, $696,469,000 aggregate principal amount of 4.950% Notes due 2048, $1,047,658,000 aggregate principal amount of 5.250% Notes due 2050, $213,040,000 aggregate principal amount of 4.500% Notes due 2065, €391,747,000 aggregate principal amount of 0.450% Notes due 2029), €145,122,000 aggregate principal amount of 1.300% Notes due 2031 and €402,828,000 aggregate principal amount of 0.950% Notes due 2033 for a like aggregate principal amount of

3.400% Notes due 2028, 4.200% Notes due 2028, 3.100% Notes due 2029, 4.250% Notes due 2030, 2.400% Notes due 2031, 4.900% Notes due 2034, 3.900% Notes due 2035, 3.250% Notes due 2041, 3.875% Notes due 2042, 4.100% Notes due 2043, 5.100% Notes due 2044, 4.100% Notes due 2045, 4.750% Notes due 2045, 4.550% Notes due 2046, 4.400% Notes due 2047, 4.050% Notes due 2048, 4.950% Notes due 2048, 5.250% Notes due 2050, 4.500% Notes due 2065, 0.450% Notes due 2029), 1.300% Notes due 2031 and 0.950% Notes due 2033, respectively, in a transaction registered under the Securities Act.

PURSUANT TO THE PROSPECTUS
DATED            , 2025

1. Book-Entry Confirmations.

An Agent’s Message stating that the holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable by, this Letter, is to be received with respect to holders of Original USD Notes in connection with tenders made pursuant to the procedures for delivery by book-entry transfer set forth in the “The Exchange Offers—Procedures for Tendering—Procedures for Tendering Original USD Notes” section of the Prospectus. A Book-Entry Confirmation, including an Agent’s Message, must be received by the USD Exchange Agent prior to the Expiration Date.

A holder of Original Euro Notes with Euroclear or Clearstream wishing to participate in the Exchange Offers should submit, or arrange to have submitted on its behalf, an Electronic Consent Instruction through the relevant clearing system in accordance with the procedures of, and within the time limits specified by, the relevant clearing system for receipt by the Euro Exchange Agent prior to the Expiration Date. Euroclear or Clearstream will send an “agent’s message” to the Euro Exchange Agent. By using the Electronic Consent Instruction procedures to exchange the Original Euro Notes, holders will be deemed to have agreed to the terms of this Letter.

2. Partial Tenders.

Holders may tender some or all of their Original Notes in connection with the Exchange Offers, but only in (i) principal amounts of $2,000 or integral multiples of $1,000 in excess thereof in the case of the Original USD Notes and (ii) principal amounts of €100,000 and integral multiples of €1,000 in excess thereof in the case of the Original Euro Notes. Holders who tender less than all of their Original USD Notes must continue to hold Original USD Notes in at least a minimum denomination of $2,000. Holders who tender less than all of their Original Euro Notes must continue to hold Original Euro Notes in at least a minimum denomination of €100,000.

3. Validity of Tenders.

The Company will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes and the Company’s determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by the Company would, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the Expiration Date. The Company’s interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties.

Annex I

Series of Original Notes	CUSIP/ISIN
3.400% Notes due 2028	31428XBP0 / US31428XBP06
4.200% Notes due 2028	31428XBR6 / US31428XBR61
3.100% Notes due 2029	31428XBV7 / US31428XBV73
4.250% Notes due 2030	31428XBZ8 / US31428XBZ87
2.400% Notes due 2031	31428XCD6 / US31428XCD66
4.900% Notes due 2034	31428XAX4 / US31428XAX49
3.900% Notes due 2035	31428XBA3 / US31428XBA37
3.250% Notes due 2041	31428XCE4 / US31428XCE40
3.875% Notes due 2042	31428XAT3 / US31428XAT37
4.100% Notes due 2043	31428XAU0 / US31428XAU00
5.100% Notes due 2044	31428XAW6 / US31428XAW65
4.100% Notes due 2045	31428XBB1 / US31428XBB10
4.750% Notes due 2045	31428XBE5 / US31428XBE58
4.550% Notes due 2046	31428XBG0 / US31428XBG07
4.400% Notes due 2047	31428XBN5 / US31428XBN57
4.050% Notes due 2048	31428XBQ8 / US31428XBQ88
4.950% Notes due 2048	31428XBS4 / US31428XBS45
5.250% Notes due 2050	31428XCA2 / US31428XCA28
4.500% Notes due 2065	31428XBD7 / US31428XBD75
0.450% Notes due 2029	XS2337252931
1.300% Notes due 2031	XS2034629134
0.950% Notes due 2033	XS2337253319